SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2005

Source Direct Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State of Other Jurisdiction of Incorporation)

333-69414	98-0191489
(Commission File Number)	(IRS Employer Identification No.)

4323 Commerce Circle, Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-529-4114

(Registrant’s Telephone Number, Including Area Code)

2345 N. Woodruff, Idaho Falls, ID 83401

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.  Other Events

Termination of Business Relationship with Integritas Inc.

As of Setember 15, 2005, Source Direct Holdings, Inc., a Nevada corporation with principal offices in Idaho Falls, Idaho (the “Company”), terminated all business relationships with Integritas Inc. (“Integritas”), a Nevada corporation.  In August 2004, the Company and Integritas entered into an agreement whereby Integritas agreed to provide certain services to the Company including but not limited to (i) attending business meetings and conferences; (ii) advising on potential marketing and distribution opportunities; (iii) creative input; and (iv) compliance issues.  As compensation under the agreement, the Company issued 1,000,000 shares of its common stock and an option to purchase up to an additional 1,500,000 shares of common stock at an exercise price of $0.125 per share.  The option was exercisable for three years.  Phillip Flynn signed as President of Integritas.  The term of the agreement was for one year, renewable at the option of the parties.

The Company determined not to renew the agreement, and as of September 15, 2005, has terminated all current and future business relationships with Integritas and Mr. Flynn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Direct Holdings, Inc.

Date: September 15, 2005

By:   /s/ Deren Smith

Deren Smith, President

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